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                                                                   EXHIBIT 10.51

                                    FORM OF
                        CHAMPION HEALTHCARE CORPORATION
                             1996 ANNUAL BONUS PLAN

                                    PURPOSE

    The purpose of the Plan is to promote the interests of Champion Healthcare Corporation (the "Company") and its subsidiaries by providing key employees of the Company and its subsidiaries with incentive compensation based on the achievement of pre-established performance criteria.

                            ARTICLE I:  DEFINITIONS

    For purposes of this Plan, the following terms shall have the following meanings:

    Section 1.1  "A/R Days" has the meaning specified in the Annual Budget.

    Section 1.2 "Annual Budget" means the 1996 annual budget of the Company as approved by the Board.

    Section 1.3  "Board" shall mean the Board of Directors of the Company.

    Section 1.4  "Committee" shall mean the Compensation Committee of the Board.

    Section 1.5  "Cont. Margin." has the meaning specified in the Annual Budget.

    Section 1.6   "Cont.  Margin %"  has  the meaning  specified in  the  Annual
Budget.

    Section  1.7   "Corp. Pre-Tax  $" has  the meaning  specified in  the Annual
Budget.

    Section 1.8 "Corp. EBITDA Margin %" has the meaning specified in the Annual Budget.

    Section 1.9  "MBO" has the meaning specified in the Annual Budget.

    Section 1.10 "Participant" means each employee (other than the President) of the Company or its subsidiaries who occupies a position listed on Schedule I and who is designated as a Participant by the President and, in the case of the President, is designated by the Committee.

    Section 1.11 "Performance Targets" means, with respect to each Participant, the targets set forth in the Annual Budget for Corp Pre-Tax $, Corp. EBITDA Margin %, A/R Days, Cont. Margin $, Cont. Margin % and MBO's that are applicable to such Participant.

    Section 1.12 "Plan" shall mean the Champion Healthcare Corporation 1996 Annual Bonus Plan.

    Section 1.13 "Plan Year" shall mean the period commencing January 1, 1996 and ending on December 31, 1996, and shall be divided into four quarters ending on March 31, June 30, September 30 and December 31.

    Section 1.14  "President" shall mean the President of the Company.

    Section 1.15 "Salary" shall mean a Participant's annual base salary in effect as of March 1, 1996.

    Section 1.16 "Vice President" shall mean the employee of the Company occupying a position with the title of "Senior Vice President -- Development," and any successor to such position.

                        ARTICLE II:  PLAN ADMINISTRATION

    The Plan shall be administered by the Committee, which shall have full power and authority to interpret the Plan, to establish and determine the amount and terms of the awards hereunder, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and to make all other determinations necessary or advisable for the administration of the Plan. The determination of the Committee as to any question arising under the Plan, including
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questions  of construction and  interpretation, shall be  final and binding upon all persons, including the Company, its shareholders, the Participants and the Vice Presidents. The Committee shall specify whether the President shall be a Participant. The President, if so specified, shall name all other Participants.

                           ARTICLE III:  ELIGIBILITY

    The individuals occupying the positions listed on Schedule I for a significant portion of the Plan Year (including any shortened Plan Year) shall be eligbile to earn a "Performance Bonus" in accordance with Section 4.2. In addition, each Vice-President shall be eligible to earn a "Development Bonus" in accordance with Section 4.3.

                           ARTICLE IV:  BONUS AMOUNTS

    Section 4.1 GENERAL. Each Participant shall be eligible to earn a bonus in accordance with the provisions of Section 4.2. Each Vice-President shall be entitled to earn a bonus in accordance with the provisions of Section 4.3.

    Section 4.2  PERFORMANCE BONUS.

        (a) AWARDS BASED ON ATTAINMENT OF PERFORMANCE TARGETS. Upon attainment of certain specified Performance Targets, each Participant shall be entitled receive an award under the Plan. The amount of the bonus to which each Participant is entitled upon attainment of the each applicable Performance Target, which is expressed as a percentage of the Participant's Salary, is set forth on Shedule I.

        (b) ADJUSTMENT TO AWARDS BASED ON ACHIEVEMENT BELOW OR ABOVE TARGET LEVELS. If Performance Targets are not met or are exceeded, the amount of the Performance Bonus, expressed as a percentage of Salary, shall be adjusted in accordance with Schedules II and III.

    Section 4.3  VICE PRESIDENT BONUS.

        (a) HOSPITAL ACQUISITION IDENTIFICATION AND NEGOTIATION BONUS. A Vice President shall be entitled to $40,000 for each hospital that is acquired by the Company during the Plan Year provided that (i) such Vice President identified the hospital to be acquired or followed up a lead identifying the hospital, (ii) such Vice President played a lead role in negotiating the definitive documents reflecting the terms of the acquisition, (iii) such Vice President supervised the closing of such acquisition and (iv) no outside broker or third party received a fee from Champion in connection with the acquisition.

        (b) HOSPITAL ACQUISITION CLOSING BONUS. A Vice President shall be entitled to $20,000 for each hospital acquistion for which such Vice
    President was principally responsible for managing if either (i) the material terms of the acquistion had been basically negotiated before being referred to such Vice President for closing or (ii) a broker or third party receives a fee from Champion in connection with the transaction.

        (c) PHYSICIAN PRACTICE BONUS. A Vice President shall be entitled to a $10,000 bonus for each "qualifying transaction" identified or managed by such Vice President provided that (i) no broker or third party received a fee from Champion in connection with such transaction and (ii) the transaction was approved in advance as a "qualifying transaction" by the Executive Vice President -- Chief Financial Officer. For purposes of the Plan, a "qualifying transaction" is an acquistion related to the business of the Company (other than a hospital acquisition), such as the acquisition of a physician group or participations in joint ventures involving the Company's assets.

        (d) NO DUPLICATION OF AWARDS. A Vice President shall be entitled to receive only one award (any of (a), (b) or (c)) in connection with a single transaction.
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                              ARTICLE V: PAYMENTS

    Except as specified in Article VII, payment of earned awards with respect to the Plan Year will be made to Participants within 90 days following the end of the Plan Year.

                     ARTICLE VI: TERMINATION OF EMPLOYMENT

    If a Participant terminates employment with the Company and its subsidiaries prior to the end of the Plan Year for any reason, the Committee shall have the discretion to award a pro-rata award to such Participant.

                         ARTICLE VII: CHANGE IN CONTROL

    Section 7.1 PERFORMANCE BONUS. In the event that a change in control occurs during a Plan Year, a Participant shall be entitled to a pro-rata Performance Bonus, payable within 30 days of the change in control, equal to the product of (a) a fraction, the numerator of which is the number of the quarter in the Plan Year in which the change in control occurs and the denominator of which is 4 and (b) the amount of the Performance Bonus the Participant would have been entitled to receive as of the change in control date, calculated on a full-year basis, based on the Company's actual performance in relation to the targets specified in the Annual Budget applicable to the date the change in control occurs.

    Section 7.2 VICE PRESIDENT BONUS. In the event of a change in control, the Vice President shall be entitled to recieve a Vice President Bonus in accordance with Section 4.3, except that the Vice President shall also be entitled to receive a Vice President Bonus for any transaction that would have been reasonably likely to generate a Vice President Bonus but for the occurrence of the change in control.

    Section 7.2 CHANGE IN CONTROL DEFINITION. For purposes of the Plan, a change in control shall generally mean any merger, reorganization or consolidation of the Company, the sale of the Company or a substantial portion of its assets or the change in ownership of the majority of the equity interests in the Company; PROVIDED, HOWEVER, that the Committee shall have exclusive and ultimate authority to resolve any dispute over whether a transaction or event constitutes a change in control.

                          ARTICLE VIII: MISCELLANEOUS

    Section 8.1 GOVERNING LAW. The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Texas.

    Section 8.2 NO RIGHT TO EMPLOYMENT. Nothing contained in the Plan gives any Participant or Vice President any rights to employment.

    Section  8.3  AMENDMENT.   The Board shall have the  power to amend the Plan
from time to time.

    Section 8.4    WITHHOLDING.   Any  income and  other  taxes required  to  be
withheld shall be withheld from payment.

    Section 8.5 TRANSFER. No award or payment thereof shall be subject in any manner to anticipation, alienation, pledge, transfer or assignment except by will or the laws of descent and distribution.

    Section 8.6  EFFECTIVE DATE.  This Plan is effective as of January 1, 1996.